Exhibit 5.1

ATTORNEYS AT LAW 3579 Valley Centre Drive, Suite 300 San Diego, CA 92130 858.847.6700 TEL 858.792.6773 FAX www.foley.com

February 21, 2025

Innovative Industrial Properties, Inc. 1389 Center Drive, Suite 200 Park City, Utah 84098

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), of Innovative Industrial Properties, Inc., a Maryland corporation (the “Company”), proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinions set forth below.

You have provided us with a copy of the Registration Statement, which relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of an indeterminate amount of (i) common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), (iii) depositary shares of the Company evidenced by receipts (“Receipts”) representing fractional interests in Preferred Stock (the “Depositary Shares”), (iv) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase shares of Common Stock or Preferred Stock (the “Rights”), (vi) units of the Company consisting of an interest in two or more securities of the types described in the Registration Statement, or a combination thereof (the “Units”),  which may or may not be separable from one another, and (vii) debt securities (the “Debt Securities”) of IIP Operating Partnership, LP, a Delaware limited liability corporation (the “Operating Partnership”), which may be guaranteed by the Company (the “Guarantees” and together with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Rights, the Units, and the Debt Securities, the “Securities”).

We understand that (i) Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary party thereto (the “Depositary”), substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference; (ii) any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent named therein (“Warrant Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference; (iii) any Rights will be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) and/or rights certificate (“Rights Certificate”) between the Company and the rights agent named therein (“Rights Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference; (iv) any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and the unit agent named therein (“Unit Agent”) substantially in the form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference, and (v)  any Debt Securities and, if applicable, any Guarantees will be issued in one or more series pursuant to an indenture substantially in the form of Exhibit 4.2 to the Registration Statement (the “Indenture”), between the Operating Partnership, the Company, the registrar named therein (the “Registrar”) and the trustee named therein (the “Trustee”).  As used herein, “Transaction Agreements” means the Deposit Agreements, the Warrant Agreements, the Rights Agreements, the Rights Certificates, the Unit Agreements, the Guarantees, and the Indenture.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

February 21, 2025

In connection with this opinion, we have examined the Registration Statement, the Indenture and originals or copies, certified or otherwise identified to our satisfaction of such records, agreements and instruments of the Company and the Operating Partnership, certificates and receipts of public officials and of officers or other representatives of the Company and the Operating Partnership and such other documents and records, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions stated below. In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, we have relied upon, without independent verification of their accuracy, certificates of public officials, statements and representations of officers and other representatives of the Company and the Operating Partnership, and statements of fact contained in documents we have examined.

The opinions expressed herein presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to an underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the issuance and sale of such Securities (and the terms and conditions thereof) have been duly authorized and approved on behalf of the Company and, if applicable, the Operating Partnership; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the requisite organizational documents of the Company and, if applicable, the Operating Partnership, so as not to violate any applicable law, or any such organizational documents, or result in a default under or breach of any agreement or instrument binding upon the Company, and, if applicable, the Operating Partnership, so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Operating Partnership, the Depositary, the Warrant Agent, the Rights Agent, the Unit Agent, the Trustee, and the Registrar, as applicable

February 21, 2025

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.            With respect to any shares of the Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the Maryland General Corporation Law (“MGCL”) representing the shares of Offered Common Stock are duly executed and countersigned, and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, will be duly authorized by all requisite corporate action on the part of the Company under the MGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of the Common Stock.

2.            With respect to any shares of the Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted articles supplementary for the Offered Preferred Stock in accordance with the MGCL, (c) such articles supplementary have been duly filed with and accepted for record by the State Department of Assessments and Taxation of Maryland establishing the relative powers, designations, preferences, rights, qualifications, limitations or restrictions of such Offered Preferred Stock, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the MGCL representing the shares of Offered Preferred Stock are duly executed and countersigned, and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreements and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, will be duly authorized by all requisite corporate action on the part of the Company under the MGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value per share of the Preferred Stock.

February 21, 2025

3.            With respect to the Depositary Shares offered by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the shares of Preferred Stock relating to such Offered Depositary Shares have been duly authorized for issuance, (c) the terms of the Offered Depositary Shares have been established in accordance with the Depositary Agreement, (d) the Receipts evidencing the Offered Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the provisions of the applicable Deposit Agreement and the Offered Depositary Shares have been delivered to the Depositary for deposit in accordance with provisions of the applicable Deposit Agreement, and (e) the Receipts evidencing the Offered Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement and duly delivered to purchasers thereof upon payment of the agreed-upon consideration therefor, and if distributed pursuant to an underwritten offering, when issued and sold or otherwise distributed in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, the Receipts evidencing the Offered Depositary Shares will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of Maryland.

4.            With respect to any Warrants offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock or other securities described in the Registration Statement for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company, (c) the terms of the Offered Warrants have been established in accordance with the Warrant Agreement, and (d) the Offered Warrants have been duly executed (if certificated) and delivered in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Maryland.

5.            With respect to any Rights offered by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock and/or Preferred Stock for which the Offered Rights are exercisable have been duly authorized for issuance by the Company, and (c) the Offered Rights have been duly executed (in the case of certificated Rights) and delivered in accordance with the provisions of the applicable Rights Agreement, the Offered Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Rights Agreement and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Maryland.

February 21, 2025

6.            With respect to any Units offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the general conditions shall have been satisfied, (b) the shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Rights or other securities or a combination thereof included in such Offered Units have been duly authorized for issuance by the Company, (c) the terms of the Offered Units have been established in accordance with the applicable Unit Agreement, and (d) the Offered Units have been duly executed (if certificated) and delivered in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Unit Agreement and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of Maryland.

7.            Each series of Debt Securities and the Guarantees, if any, will be valid and binding obligations of the Operating Partnership and the Company, as applicable, enforceable in accordance with their terms, when (a) the general conditions shall have been satisfied, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the trustee executing the Indenture or any related supplemental indenture, (c) the Indenture (and any related supplemental indenture) shall have been duly executed and delivered by the Operating Partnership, the Company, the Trustee, and the Registrar, as applicable, and (d) such series of Debt Securities and such Guarantees, if any, shall have been (i) duly executed by the Operating Partnership and the Company, if any, authenticated by the Trustee as provided in the Indenture and issued by the Operating Partnership and the Company, if any, and (ii) issued and sold or otherwise distributed in accordance with the provisions of the applicable Indenture (and any related supplemental indenture) and, if distributed pursuant to an underwritten offering, in accordance with the provisions of the underwriting agreement or purchase agreement with respect thereto, and upon payment of the agreed-upon consideration therefor.

The foregoing opinions are limited to the laws of the State of Maryland, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the Federal laws of the United States of America, and we do not express any opinion herein concerning any other law. Notwithstanding the foregoing, we express no opinion as to the applicability or effect of any state securities laws, including the securities laws of the States of Maryland and Delaware, or as to state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than those set forth above in this paragraph, we do not express any opinion on such matter.

February 21, 2025

The opinions stated herein are subject to the following qualifications:

(a)            the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)            except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)            we have assumed that any Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of shares of stock of the Company contained in Section 5.7 of the Second Articles of Amendment and Restatement of the Company or any similar provision of Articles Supplementary relating to Preferred Stock;

(e)            to the extent relevant to our opinions in paragraphs 3, 4, 5, 6, and 7, and not covered by our opinions in paragraphs 1 or 2, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Depositary Shares, Warrants, Rights, Units, Debt Securities or Guarantees are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms; and

(f)            we have assumed that any Depositary Shares, Warrants, Rights, Units, Debt Securities and Guarantees and that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Depositary, Warrant Agent, Rights Agent, Unit Agent. Registrar and Trustee, as the case may be.

February 21, 2025

In addition, in rendering the foregoing opinions we have assumed that:

(y)           neither the execution and delivery by the Company and the Operating Partnership of the Transaction Agreements nor the performance by the Company and the Operating Partnership of their respective obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or the Operating Partnership or their respective property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or the Operating Partnership or their respective property is subject, or (iii) except to the extent expressly stated in the opinions contained herein, violates or will violate any law, rule or regulation to which the Company or the Operating Partnership or their respective property is subject; and

(z)            neither the execution and delivery by the Company and the Operating Partnership of the Transaction Agreements nor the performance by the Company and the Operating Partnership of their respective obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. This opinion may not be used for any other purpose without our records written consent, which we may grant or withhold in our sole discretion.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP